Exhibit 5

June 6, 2003

Superior Uniform Group, Inc.

10055 Seminole Boulevard

P.O. Box 4002

Seminole, Florida 33775

Re:	Registration Statement on Form S-8

Gentlemen:

We refer to the Registration Statement (the “Registration Statement”) on Form S-8 filed today by Superior Uniform Group, Inc. (the “Company”) with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 2,500,000 shares (the “Shares”) of the authorized common stock, par value $.001 per share, which may be issued or acquired pursuant to the Superior Uniform Group, Inc. 2003 Incentive Stock and Awards Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K.

In connection with the foregoing registration, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares will be, when and if issued in accordance with the terms and conditions of the Plan, will be duly authorized, validly issued, and fully paid and non-assessable.

This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/    FOLEY & LARDNER

FOLEY & LARDNER